EXHIBIT 23.9

DEGOLYER AND MACNAUGHTON

Canada Limited

311 – 6th Avenue SW, Suite 1430

Energy Plaza, East Tower

Calgary, Alberta, Canada T2P 3H2

(formerly Outtrim Szabo Associates Ltd.)

November 14, 2005

Vintage Petroleum, Inc.

110 W. Seventh Street

Tulsa, Oklahoma 74119

Gentlemen:

As Petroleum Engineers, we hereby consent to the inclusion of the information included or incorporated by reference in this Registration Statement on Form S-4 with respect to the oil and gas reserves of Vintage Petroleum, Inc. for Canada, the future net revenues from such reserves, and the present value thereof, which information has been included or incorporated by reference in this Registration Statement on Form S-4 in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Registration Statement on Form S-4.

Very truly yours,

/s/    ATTILA A. SZABO

Attila A. Szabo, P. Eng.

Vice President, Engineering

DeGolyer and MacNaughton

Canada Limited